For Immediate Release:

Contacts:
Peerless Systems Corporation:	Investor Contact:
John Rigali	Geoff High
Chief Financial Officer	Pfeiffer High Investor Relations, Inc.
(310) 297-3146	(303) 393-7044

Kyocera Mita Corporation
T.Kawasaki
c-com@kyoceramita.co.jp
+81-6-6764-3515

Peerless Systems Signs Definitive Agreement to Sell Intellectual Property and Other Assets to Kyocera Mita Corporation in $37 Million Cash Transaction

Peerless to Receive License Back on Intellectual Property Sold to Kyocera Mita;
Transaction Represents Key Step in Peerless’ Long-term Strategy

EL SEGUNDO, Calif., Jan. 10, 2008 — Peerless Systems Corporation (Nasdaq: PRLS) today announced it has signed a definitive agreement to sell substantially all of its intellectual property (IP) and other assets to its long-time customer, Kyocera Mita Corporation, for $37 million in cash. The IP and assets relate to Peerless’ digital imaging software, and include all of Peerless’ patents, as well as specific fixed assets. The agreement also states that Kyocera Mita will issue to Peerless a non-exclusive, worldwide, perpetual and royalty-free license on the transferred technologies, which will allow Peerless to continue serving current and prospective OEM customers, as well as develop new IP for use in future products and services. In addition, as part of the agreement, a subsidiary of Kyocera Mita will sublease a substantial portion Peerless’ El Segundo, Calif. facilities.

Completion of the transaction is subject to certain conditions, including the approval of Peerless shareholders, and the transfer to Kyocera Mita of at least 30 Peerless employees who have been involved in the development of Kyocera Mita’s products or otherwise have been designated by both companies. The transaction is scheduled to close before June 30, 2008. Peerless intends to hold a shareholders meeting prior to that date and will file with the SEC and mail to the shareholders a proxy statement in connection with the transaction.

Rick Roll, president and chief executive officer of Peerless, said, “This agreement represents a key strategic accomplishment for both companies. We have been highly focused on entering emerging, high-growth segments of the digital imaging industry, and this transaction provides us with a large infusion of capital that will be vital in the execution of our diversification strategy. Moreover, the IP license issued back to us from Kyocera Mita will allow us to maintain our core business and continue to work with our existing and potentially new OEM customers in the development of new digital imaging products.”

Katsumi Komaguchi, president of Kyocera Mita Corporation, said, “We have been working with Peerless Systems for several years on development of an advanced suite of new imaging technologies. This transaction will allow us to fully leverage those technologies, and the skills of the engineers who helped develop them, as we prepare to introduce future families of advanced document imaging devices.”

Roll said, “Today’s transaction represents a critical development for the future of our company and shareholders. We are encouraged by the progress we have made at positioning Peerless for new opportunities and future growth. Our strengthened financial position greatly enhances our ability to pursue additional prospective transactions that are aligned with our long-term strategy.”

Roll added, “We believe this transaction unlocks value within the Company that was not being fully appreciated by the market.  As we free-up this pool of capital, we intend to redeploy it to fund both organic and external growth. We also plan to redistribute a portion of the proceeds from this transaction to shareholders either through stock repurchases or dividends.  We are evaluating a range of options to return capital to shareholders and we expect to finalize our initial plan within the next 60 to 90 days.  We intend to maintain our financial flexibility as we evaluate a number of interesting strategic acquisition and investment opportunities. Suffice it to say, management and the Board remain committed to enhancing long-term shareholder value.

The net after-tax proceeds from the Kyocera Mita asset sale will augment the $21.7 million in cash and cash equivalents Peerless reported at the October 31, 2007, end of its third fiscal quarter.

Conference Call Details
Management will hold a conference call to discuss the Kyocera Mita transaction today at 1:00 p.m. Eastern (10:00 a.m. Pacific). Investors are invited to listen to the call live via the Internet at www.peerless.com, or by dialing into the teleconference at 866-383-8009 (617-597-5342 for international callers) and entering the passcode 26119041. Participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 30 days and a telephonic replay will be available through January 17, 2008, by calling 888-286-8010 (617-801-6888 for international callers) and entering the passcode 64559313.

About Peerless Systems Corporation
Founded in 1982, Peerless Systems Corporation is a provider of imaging and networking technologies and components to the digital document markets, which include manufacturers of color, monochrome and multifunction office products and digital appliances. In order to process digital text and graphics, digital document products rely on a core set of imaging software and supporting electronics, collectively known as an imaging controller. Peerless’ broad line of scalable software and silicon offerings enables its customers to shorten their time-to-market and reduce costs by offering unique solutions for multiple products. Peerless’ customer base includes companies such as Canon, IBM, Konica Minolta, Kyocera Mita, Lenovo, OkiData, Ricoh, RISO, Seiko Epson and Xerox. Peerless also maintains strategic partnerships with Adobe and Novell. For more information, visit Peerless’ web site at www.peerless.com.

About Kyocera Mita Corporation
Kyocera Mita manufactures and markets black & white and color digital copiers, network-ready multifunctional devices and laser printers as well as a range of wide-format imaging products. It also offers a portfolio of software and network solutions.

Kyocera’s ECOSYS Technology provides customers with print solutions that incorporate long-life components, which reduce the need to replace the drum and other image forming parts. This technology delivers a number of benefits: improved reliability, reduced environmental impact and the lowest TCO in the printer industry. Combining these hardware strengths with the latest digital and network technologies, Kyocera Mita assists businesses of all sizes to maximize value and improve their document management processes.

Kyocera Mita is a wholly owned subsidiary of the Kyocera Corporation. The Kyocera Group dedicates its resources to the development of its businesses across three broad sectors: Information and Communications, Environmental Preservation and Quality of Life. Kyocera Mita, as a document solutions provider, is a core company in the Information and Communications sector. Also, its development of long-life component technology means it is an important part of Kyocera’s Environmental Preservation sector.

Safe Harbor Statement Under The U.S. Private Securities Litigation Reform Act Of 1995
Statements made by us in this press release that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Statements that use words such as we “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project,” “predict,” “forecast,” “outlook,” “potential,” “continue,” “may,” “future,” “can,” “enhance,” and “should,” or the negative of these, as well as similar expressions, can be used to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. Such risks and uncertainties include, among other things, changing competitive and market conditions, our reliance on certain OEM customers for significant portions of our revenues, the sufficiency of our capital resources, any adverse change in our relationship with Adobe Systems Incorporated and/or Novell, Inc, increased competition both from in-house OEM products and low cost offshore competitors, the impact of Microsoft’s Vista™ operating system, reduced demand for our existing monochrome technologies or other products, the rapid changes taking place in the emerging color print devices markets, our ability to realize contract backlog, our ability to identify new customers or place our technology in a broader base of products, our ability to leverage core competencies and find product segments that blend well with our core business, our ability to successfully enter new software application sectors, our ability to maintain our profit objectives and create compelling margins, the tenure of the competitive advantage of our old and new technologies, our reliance on block licensing, our ability to develop and market our advanced devices and software, the validity and protection of our intellectual property rights, risks associated with international business activities, our reliance on key personnel and our board of directors and our ability to execute our business plan and strategic partnering transactions.

The above risks, and others, are described in further detail in our reports filed with the Securities and Exchange Commission, including, but not limited to, those described under "Item 1A. Risk Factors" in our most recent Annual Report on Form 10-K for the fiscal year ended January 31, 2007, filed on April 13, 2007, and those described under “Item 1A. Risk Factors” in the most recent Quarterly Report on Form 10-Q for the quarter ended July 31, 2007, filed September 10, 2007.

Current and prospective stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We are under no obligation, and expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements contained herein are qualified in their entirety by the foregoing cautionary statements.